UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2012, T3 Motion, Inc., a Delaware corporation (the "Company"), received notice from the NYSE MKT LLC ("NYSE MKT") indicating that the Company is not in compliance with certain of the NYSE MKT continued listing standards. Specifically, the NYSE MKT has notified the Company that it is not in compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE MKT, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

In order for the Company to maintain its NYSE MKT listing, the Company must submit a plan on or before July 2, 2012, advising the NYSE MKT of the actions it has taken, or will take, that will bring the Company into compliance with Section 1003(a)(iv) by November 20, 2012. The plan shall include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete.

The Company has informed the NYSE MKT that it intends to submit such a plan. If the Company fails to submit such a plan or if the plan is not accepted, the NYSE MKT may initiate delisting proceedings. If the NYSE MKT accepts the Company's plan, the Company may be able to continue its listing for the period ending November 20, 2012 during which time the Company will be subject to periodic reviews to determine if it is making progress consistent with the plan. If the Company does not regain compliance with Section 1003(a)(iv) by November 20, 2012, then the NYSE MKT may initiate delisting procedures. There can be no assurance that such plan will be acceptable to the NYSE MKT or that if such plan is acceptable to the NYSE MKT, that the Company will be able to make progress consistent with such plan. The Company has the option to appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the NYSE MKT Company Guide.

On June 6, 2012, the Company issued a press release announcing its receipt from the NYSE MKT of notice of the Company's failure to satisfy a continued listing standard. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press release dated June 6, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: June 6, 2012	By:	/s/ Rod Keller
		Name:	Rod Keller
		Title:	Chief Executive Officer

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EXHIBIT INDEX

No.	Description
99.1	Press Release dated June 6, 2012

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